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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 29, 2007


                                Osteotech, Inc.
             (Exact name of registrant as specified in its charter)

                                    0-19278
                            (Commission File Number)

         Delaware                                   13-3357370
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation)


                   51 James Way, Eatontown, New Jersey  07724
            (Address of principal executive offices, with zip code)

                                 (732) 542-2800
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2007, the Compensation Committee of the Board of Directors of Osteotech, Inc. (the "Company") adopted definitive performance measures for 2007 under the Company's Management Performance Bonus Plan (the "Plan"). The Plan provides for the payment of cash bonuses to the Company's officers, director-level employees and certain other senior managers based on the attainment by the Company of specified performance objectives.

For 2007, the performance measures are as follows: (i) EBIT, (ii) revenue growth and (iii) new product development, with each performance measure accounting for 40%, 35% and 25%, respectively, of the target incentive opportunity. The target incentive opportunity for 2007 for the Chief Executive Officer is 50% of his annual base salary and for each of the Company's other executive officers is 35% of the participant's annual base salary. In addition, the Company must meet 90% of the EBIT performance measure for an officer to receive any payout under the EBIT or revenue growth performance measures.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         OSTEOTECH, INC.


Date:  April 18, 2007                    By: /s/ Mark H. Burroughs
                                             --------------------------
                                             Mark H. Burroughs,
                                             Executive Vice President and
                                             Chief Financial Officer


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